SECURITIES PURCHASE AGREEMENT


                                   dated as of

                                 April 30, 1999

                                     between

                           KMC TELECOM HOLDINGS, INC.

                                       and

                           FIRST UNION INVESTORS, INC.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I.  DEFINITIONS......................................................1

         SECTION 1.01.  Definitions..........................................1

ARTICLE II.  PURCHASE AND SALE OF SECURITIES.................................4

         SECTION 2.01.  Commitment to Purchase...............................4
         SECTION 2.02.  The Closing..........................................4
         SECTION 2.03.  Use of Proceeds......................................5
         SECTION 2.04.  Allocation of Consideration..........................5

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE ISSUER...................5

         SECTION 3.01.  Organization, Standing, etc..........................5
         SECTION 3.02.  Capitalization.......................................6
         SECTION 3.03.  Authorization; Non-Contravention.....................7
         SECTION 3.04.  Binding Effect.......................................7
         SECTION 3.05.  Governmental Regulation..............................8
         SECTION 3.06.  Solicitation.........................................8
         SECTION 3.07.  Authorization to Do Business.........................8
         SECTION 3.08.  Compliance with Laws.................................9
         SECTION 3.09.  Litigation...........................................9
         SECTION 3.10.  Properties...........................................9
         SECTION 3.11.  Tax Matters..........................................9
         SECTION 3.12.  Patents and Trademarks...............................9
         SECTION 3.13.  Labor Matters........................................9
         SECTION 3.14.  Environmental Matters...............................10
         SECTION 3.15.  Insurance...........................................10
         SECTION 3.16.  Year 2000...........................................10
         SECTION 3.17.  Certain Existing Agreements.........................11
         SECTION 3.18.  Financial Information...............................11
         SECTION 3.19.  Disclosure..........................................11
         SECTION 3.20.  Investment Company Act..............................11
         SECTION 3.21.  Brokers.............................................11

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................12

         SECTION 4.01.  Organization........................................12
         SECTION 4.02.  Authority; No Other Action..........................12
         SECTION 4.03.  No Conflict.........................................12
         SECTION 4.04.  Binding Effect......................................12
         SECTION 4.05.  No Defaults.........................................12
         SECTION 4.06.  Private Placement...................................12

ARTICLE V.  CONDITIONS PRECEDENT TO CLOSING.................................13

         SECTION 5.01.  Conditions to the Purchaser's Obligations...........13
         SECTION 5.02.  Conditions to Issuer's Obligations..................14

ARTICLE VI.  COVENANTS......................................................15

         SECTION 6.01.  Covenants of the Issuer.............................15

ARTICLE VII.  MISCELLANEOUS.................................................16

         SECTION 7.01.  Notices.............................................16
         SECTION 7.02.  No Waivers..........................................17
         SECTION 7.03.  Successors and Assigns..............................17
         SECTION 7.04.  New York Law........................................17
         SECTION 7.05.  Counterparts; Effectiveness.........................17
         SECTION 7.06.  Entire Agreement....................................17
         SECTION 7.07.  Expenses............................................18

EXHIBITS
--------

Exhibit A Certificate of Amendment to Certificate of Designations of Series A Preferred Stock

Exhibit B Certificate of Amendment to Certificate of Designations of Series C Preferred Stock

Exhibit C Certificate of Amendment to Certificate of Designations of Series D Preferred Stock

Exhibit D Certificate of Amendment to Certificate of Designations of Series E Preferred Stock

Exhibit E Certificate of Amendment to Certificate of Designations of Series F Preferred Stock

Exhibit   F Form of Amendment No. 5 to the Stockholders Agreement

Exhibit   G Form of Preferred Stock Registration Rights Agreement


SCHEDULES
---------

Schedule 3.01     -   Organization; Capital Stock; Subsidiaries

Schedule 3.02     -   Capitalization of Issuer

Schedule 3.08     -   Compliance with Laws

Schedule 3.09     -   Litigation

Schedule 3.10     -   Liens on Property

Schedule 3.14     -   Environmental Matters

Schedule 3.17     -   Encumbrances and Restrictions

          SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of April 30, 1999 between KMC Telecom Holdings, Inc., a Delaware corporation (the "Issuer"), and First Union Investors, Inc., a North Carolina corporation (the "Purchaser").

          The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


          SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

          "Amendment No. 5" means Amendment No. 5 to the Stockholders Agreement in the form attached to this Agreement as Exhibit F.

          "Certificates of Amendment" means the Certificates of Amendment to the Certificates of Designations with respect to the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, in substantially the forms attached to this Agreement as Exhibits A, B, C, D and E, respectively.

          "Certificate of Designations" means the Certificate of Designations with respect to the Series E Preferred Stock as previously filed with the Secretary of State of Delaware, as amended by the Certificate of Correction dated February 19, 1999 and filed with the Secretary of State of Delaware on March 3, 1999, as further amended by the Certificate of Amendment with respect to the Series E Preferred Stock (Exhibit D to this Agreement) dated as of the date hereof.

          "Charter" means the Amended and Restated Certificate of Incorporation of the Issuer, as amended as of the Closing Date.

          "Closing" has the meaning set forth in Section 2.02.

          "Closing Date" has the meaning set forth in Section 2.02.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Issuer.

          "Environmental Laws" shall mean any applicable law concerning releases into any part of the natural environment, or protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49

U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean
Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 7401 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws have been and may be amended or supplemented through the Closing Date, and the regulations promulgated pursuant thereto, and any applicable state or local statutes, and the regulations promulgated pursuant thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

          "Existing Warrant Agreement" means the Warrant Agreement dated February 4, 1999, as amended on April 29, 1999, between the Company, Newcourt Commercial Finance Corporation, Lucent Technologies Inc., the Purchaser and The Chase Manhattan Bank relating to the Existing Warrants.

          "Existing Warrants" means the 52,272 existing warrants issued to Newcourt and Lucent pursuant to the Existing Preferred Warrant Agreement.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

          "Lien" means any lien, claim, charge, pledge, mortgage, security interest or other encumbrance. "Loan and Security Agreement" means the Loan and Security Agreement, dated as of February 4, 1999, among KMC Telecom III, Inc., KMC Telecom Leasing III LLC, certain lenders from time to time parties thereto, Lucent and the Collateral Agent (as defined therein).

          "Lucent" means Lucent Technologies Inc., a Delaware corporation.

          "Material Adverse Effect" means a material adverse effect, or any event, occurrence, state of circumstances or facts or development involving a prospective material adverse effect, on the business, operations, assets, condition (financial or otherwise), results of operations, properties, assets, value or prospects of the Issuer and its Subsidiaries taken as a whole.

          "Newcourt" means Newcourt Commercial Finance Corporation, a Delaware corporation.

          "Person" means an individual, general partnership, limited partnership, corporation, limited liability company, trust, joint stock company, association, joint venture or any other entity or organization, whether or not a legal entity, including a government or political subdivision or an agency or instrumentality thereof.

          "Preferred Stock" means the shares of Series E Preferred Stock issued to the Purchaser under this Agreement.

          "Preferred Stock Registration Rights Agreement" means the Preferred Stock Registration Rights Agreement dated as of the date hereof between the Issuer and the Purchaser in the form attached to this Agreement as Exhibit G.

          "Regulation D" means Regulation D under the Securities Act.

          "Securities" means, collectively, the Series E Unit, the shares of Preferred Stock and the Warrants comprising the Series E Unit, and the warrants to be issued under the Existing Warrant Agreement, all of which will be sold by the Issuer and purchased by the Purchaser as set forth in Section 2.01.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series A Preferred Stock" has the meaning set forth in Section 3.02.

          "Series C Preferred Stock" has the meaning set forth in Section 3.02.

          "Series D Preferred Stock" has the meaning set forth in Section 3.02.

          "Series E Preferred Stock" has the meaning set forth in Section 3.02.

          "Series E Unit" has the meaning set forth in Section 2.01.

          "Series F Certificate of Designations" means the Certificate of Designations with respect to the Series F Preferred Stock as previously filed with the Secretary of State of Delaware, as amended by the Certificate of Amendment with respect to the Series F Preferred Stock dated as of the date hereof (Exhibit E to this Agreement).

          "Series F Preferred Stock" has the meaning set forth in Section 3.02.

          "Springing Warrants" means the 227,273 warrants which may be issued pursuant to Section 2.4 of the Existing Warrant Agreement.

          "Stockholders Agreement" means the Amended and Restated Stockholders Agreement dated as of October 31, 1997, as previously amended by Amendments No. 1, No. 2, No. 3 and No. 4, among the Issuer, Nassau Capital Partners L.P., NAS Partners 1 L.L.C., Harold N. Kamine, KMC Telecommunications L.P., Newcourt Commercial Finance Corporation, as successor to AT&T Credit Corporation, General Electric Capital Corporation, First Union National Bank, as successor to CoreStates Bank, N.A. and CoreStates Holdings, Inc.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or at least a majority of the ownership interests, and the power to direct the policies, management and affairs thereof, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs, duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any public or governmental taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

          "Tax  Returns"   shall  mean  all  returns,   declarations,   reports,
estimates, information returns and statements required to be filed in respect of any Taxes.

          "Warrant Agreement" means the warrant agreement, dated the date hereof, between the Issuer, the Purchaser and The Chase Manhattan Bank, as warrant agent.

          "Warrant Registration Rights Agreement" means the warrant registration rights agreement, dated the date hereof, between the Issuer and the Purchaser.

          "Warrants" means the warrants to purchase shares of Common Stock to be issued pursuant to the Warrant Agreement; each warrant entitling the holder thereof to purchase 0.471756 shares of Common Stock.


                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

          SECTION 2.01. COMMITMENT TO PURCHASE. (a) Subject to the terms and conditions hereinafter stated, upon the basis of the representations and warranties of the Purchaser herein contained, the Issuer agrees to issue and sell to the Purchaser and, upon the basis of the representations and warranties of the Issuer herein contained, the Purchaser agrees to purchase from the Issuer the Series E Unit, which consists of (i) an aggregate of 35,000 shares of Series E Preferred Stock, and (ii) 94,513 Warrants (the "Series E Unit"), on the date hereof for the aggregate purchase price of $32,950,470.

          (b) Subject to the terms and conditions hereinafter stated, upon the basis of the representations and warranties of the Purchaser herein contained, the Issuer agrees to issue and sell to the Purchaser and, upon the basis of the representations and warranties of the Issuer herein contained, the Purchaser agrees to purchase from the Issuer 33,419 warrants under the Existing Warrant Agreement, on the date hereof for the aggregate purchase price, $2,049,530 by complying with the requirements of Section 2.5 of the Existing Warrant

Agreement. The Purchaser will, immediately upon issuance of such warrants to the Purchaser, transfer all such warrants purchased under the Existing Warrant
Agreement to Newcourt for no additional consideration from, and at no cost or expense to Newcourt.

          SECTION 2.02. THE CLOSING. (a) Subject to the fulfillment or waiver of the conditions set forth in Article V hereof, the purchase and sale of the Securities, as set forth in Section 2.01 (the "Closing"), shall take place at the offices of Kelley Drye & Warren LLP at 10:00 a.m. on the date hereof or on such other date and at such other location as the Issuer and the Purchaser shall agree. The date and time of the Closing are referred to herein as the "Closing Date."

          (b) At the Closing, the Purchaser shall deliver to the Issuer, by wire transfer (of immediately available funds) to an account designated by the Issuer in writing delivered to the Purchaser, the consideration referred to in Section 2.01(c).

          (c) At the Closing, the Issuer shall deliver to the Purchaser, against payment of the consideration set forth in Section 2.01(c), certificates evidencing the Series E Unit (including the Preferred Stock and Warrants referred to therein), and certificates evidencing the Warrants issued pursuant to section 2.01(b), in each case registered in the name of the Purchaser.


          SECTION 2.03. USE OF PROCEEDS. The proceeds from the issuance of the Series E Unit will be used to make equity contributions and Qualified Intercompany Loans (as defined in the Loan and Security Agreement) to KMC Telecom III, Inc. and to pay fees and expenses relating to the transactions contemplated by this Agreement.

          SECTION 2.04. ALLOCATION OF CONSIDERATION. The Issuer and the Purchaser hereby agree that the allocation of the consideration described in
Section 2.01(a) for the Preferred Stock and the Warrants comprising the Series E Unit shall be as follows: $27,154,150 of the consideration shall be allocated to the Preferred Stock, and $5,796,320 of the consideration shall be allocated to the Warrants. In light of the highly conditional nature of the purchase rights provided for in the Springing Warrants, the parties agree that for income tax purposes only, none of the consideration paid by the Purchaser under this Agreement will be allocated to the Springing Warrants.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

          The Issuer represents and warrants to the Purchaser as follows as of the Closing Date:

          SECTION 3.01. ORGANIZATION, STANDING, ETC. (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted. The Issuer is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires it to so qualify or be licensed, except where the failure to so qualify or be licensed or be in good standing would not have a Material Adverse Effect. The copies of the Issuer's Charter, bylaws and other organizational documents and instruments (in each case, as amended and/or restated through the date hereof), heretofore made available to the Purchaser, are true, complete and correct copies thereof.

          (b) Each Subsidiary of the Issuer is duly organized and validly existing under the laws of the jurisdiction of its formation, and has all corporate or other power and authority to own its properties and conduct its business as now conducted. All the outstanding shares of capital stock of each corporate Subsidiary of the Issuer have been duly authorized and validly issued and are fully paid and nonassessable and, except as disclosed on SCHEDULE 3.01 hereto, are owned directly or indirectly by the Issuer free and clear of all liens, security interests, charges and encumbrances. The Issuer does not own any interest in any other company or entity other than the Subsidiaries set forth on
SCHEDULE 3.01. Except as set forth on SCHEDULE 3.01 hereto, there are no outstanding options, warrants, rights, agreements or commitments to any third party to subscribe for or purchase any equity security of any Subsidiary or to cause any Subsidiary to issue any such equity security.

          SECTION 3.02. CAPITALIZATION. (a) The Issuer's authorized capital stock consists of 3,000,000 shares of Common Stock and 1,128,800 shares of preferred stock. Of the 1,128,800 authorized shares of preferred stock (i) 123,800 shares have been designated as Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") all of which are currently outstanding,
(ii) 350,000 shares have been designated as Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") of which 175,000 shares are currently outstanding, (iii) 25,000 shares have been designated as Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of which none are currently outstanding, (iv) 575,000 shares have been designated as the Series E Senior Redeemable, Exchangeable, PIK Preferred Stock (the "Series E Preferred Stock"), of which 60,695 shares will be outstanding upon the consummation of the purchase of the Series E Unit pursuant to this Agreement and 55,000 shares have been reserved for issuance upon conversion of the Series F Preferred Stock, and (v) 55,000 shares have been designated as Series F Senior Redeemable, Exchangeable, PIK Preferred Stock (the "Series F Preferred Stock"), of which 41,112 shares are currently outstanding. Of the 3,000,000 authorized shares of Common Stock: (i) 837,876 shares are issued and outstanding, (ii) 600,000 shares have been reserved for issuance upon conversion of the Series A Preferred Stock, (iii) 333,333 shares have been reserved for issuance upon conversion of the Series C Preferred Stock, (iv) 10,000 shares have been reserved for issuance upon exercise of a warrant held by General Electric Capital Corporation, (v) 100,385 shares have been reserved for issuance upon exercise of warrants issued in connection with the Issuer's offering of its 12 1/2% Senior Discount Notes, (vi) 195,000 shares have been reserved for issuance upon exercise of the Warrants, the Existing Warrants and the Springing Warrants,
(vii) 262,750 shares have been reserved for issuance pursuant to options granted under the 1998 Stock Purchase and Option Plan for Key Employees of KMC Telecom Holdings, Inc. and Affiliates and (viii) no shares are held in treasury. No other shares of capital stock have been issued or reserved for issuance for any purpose. All of the outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are fully paid and nonassessable, free of preemptive rights and have been offered and issued without violation of the Securities Act or any preemptive rights of any person. SCHEDULE 3.02 hereto accurately sets forth, as of the date hereof, the number of issued and outstanding shares of Common Stock held by each person known by the Issuer to own beneficially or of record any shares of the Issuer's capital stock.

          (b) Except as disclosed on SCHEDULE 3.02 hereto: (i) there are no issued or outstanding securities that are convertible into or exchangeable for shares of the Issuer's capital stock ("Convertible Securities"); (ii) there are no issued or outstanding subscriptions, options, warrants or other rights to purchase or acquire any shares of the capital stock of the Issuer or any Convertible Securities ("Option Rights") other than the Warrants; (iii) the Issuer is not a party to any agreement or understanding pursuant to which it is obligated to purchase or redeem any shares of its capital stock or any Convertible Securities or Option Rights, other than pursuant to the redemption provisions in respect of the Series E Preferred Stock and the Series F Preferred Stock set forth in the Certificate of Designations and the Series F Certificate of Designations, respectively, and is not otherwise under any obligation to repurchase, redeem or otherwise acquire any shares of its capital stock or any Convertible Securities or Option Rights; (iv) the Issuer is not a party to any agreement or understanding pursuant to which it is obligated to register any shares of its capital stock or other securities under the Securities Act or any state securities law; and (v) the Issuer is not, and to the best knowledge of the Issuer, no securities holder of the Issuer is a party to any voting agreement, voting trust, irrevocable proxy or other agreement affecting the voting rights of any shares of the Issuer's capital stock or any agreement providing for any call or put option, right of first refusal or offer or other right to acquire or dispose of any shares of the Issuer's capital stock or any Convertible Securities or Option Rights. Except as described in Section 3.02(a) or Schedule 3.02, no shares of Common Stock are issuable upon the exercise of any outstanding Convertible Securities or Option Rights of the Issuer and no additional shares of Common Stock will become issuable upon exercise of such Convertible Securities or Option Rights on account of the issuance of the warrants.

          SECTION 3.03. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by the Issuer of this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Preferred Stock Registration Rights Agreement and Amendment No. 5, the issuance, sale and delivery by the Issuer of the Securities and the warrants issued to the Purchaser under the Existing Warrant Agreement, the execution of Springing Warrants, and the amendments to the Charter effected by the filing of the Certificates of Amendment are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the Certificates of Amendment with the Secretary of State of Delaware) and do not
(i) contravene or constitute a default under any provision of applicable law or regulation, judgment, injunction, order or decree binding upon or applicable to the Issuer, (ii) contravene or constitute a default under the Charter or bylaws or (iii) require any consent, approval or other action by any other Person (other than the holders of the Series A Preferred Stock, the Series C Preferred Stock, the ouststanding Series E Preferred Stock, the Series F Preferred Stock, and the other parties to the Stockholders Agreement, which consents shall be obtained prior to the Closing Date) or constitute a default under or contravene any material agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or any of its Subsidiaries.

          SECTION 3.04. BINDING EFFECT. This Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Preferred Stock Registration Rights Agreement and Amendment No. 5 have been duly authorized, executed and delivered by the Issuer and constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law). The Issuer has duly authorized the issuance, sale and delivery of the Securities to the Purchaser and, when issued and delivered by the Issuer pursuant to this Agreement against payment of the consideration set forth herein, and, with respect to the Warrants, countersigned by the Warrant Agent (as defined in the Warrant Agreement), with respect to the warrants issued under the Existing Warrant Agreement, countersigned by the Warrant Agent under such agreement (as defined in the Existing Warrant Agreement), and with respect to the Preferred Stock, authenticated by the Transfer Agent (as defined in the Certificate of Designations), the Securities will be validly issued, fully paid and non-assessable free and clear of all Liens and without violation of any preemptive rights. The Issuer has duly authorized the issuance and delivery of the Springing Warrants in accordance with the terms and conditions set forth in
Section 2.4 of the Existing Warrant Agreement, and, when countersigned by the Warrant Agent under the Existing Warrant Agreement and delivered pursuant
Section 2.4 of the Existing Warrant Agreement, the Springing Warrants will be validly issued, fully paid and non-assessable free and clear of all Liens and without violation of any preemptive rights. All of the shares of Common Stock to be issued upon exercise of the Warrants, the warrants issued to the Purchaser under the Existing Warrant Agreement, and the Springing Warrants have been duly and validly authorized and reserved for issuance upon such exercise and, when issued and delivered, upon exercise of the Warrants, the warrants issued under the Existing Warrant Agreement and the Springing Warrants in accordance with the terms of the Warrant Agreement or the Existing Warrant Agreement, as the case may be, will be duly and validly issued, fully paid and non-assessable free and clear of all Liens and without violation of any preemptive rights.

          SECTION 3.05. GOVERNMENTAL REGULATION. Except for the Securities Act, the Exchange Act and state securities laws, the Issuer is not subject to any federal or state or foreign law or regulation limiting its ability to issue the Securities or the Springing Warrants or to perform its obligations under the terms of this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Preferred Stock Registration Rights Agreement, Amendment No. 5, the Securities or the Springing Warrants. Except as may be required pursuant to "blue sky laws" or as may be required under the Securities Act or the Exchange Act in connection with the registration of the Warrant Shares as contemplated under the Warrant Registration Rights Agreement or the registration of the
Series E Preferred Stock under the Preferred Stock Registration Rights Agreement, no notices, reports or other filings are required to be made by the Issuer or any Subsidiary with, nor are any consents, registrations, applications, approvals, permits, licenses or authorizations required to be obtained by the Issuer or any Subsidiary from, any public or governmental authority or other third party in connection with the execution and delivery of this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Preferred Stock Registration Rights Agreement or Amendment No. 5, or the consummation by the Issuer of the transactions contemplated hereby or thereby, or the exercise by the Purchaser of its rights hereunder, except for
(i) any of the foregoing, the failure of which to make or obtain would not have a Material Adverse Effect or adversely affect the Purchaser's rights hereunder,
(ii) the consent, with respect to the Certificates of Amendment, of the holders of the Series A Preferred Stock, the Series C Preferred Stock, the outstanding Series E Preferred Stock and the Series F Preferred Stock, which consents shall be obtained prior to the Closing Date, and (iii) the consent, with respect to Amendment No. 5, of the other parties to the Stockholders Agreement, which consent shall be obtained prior to the Closing Date.

          SECTION 3.06. SOLICITATION. Assuming the representations and warranties of the Purchaser set forth in Section 4.06 hereof are true and correct in all material respects, the offer and sale of the Securities pursuant to this Agreement and the issuance of the shares of Common Stock upon exercise of the Warrants and the Springing Warrants pursuant to the Warrant Agreement or the Existing Warrant Agreement, as the case may be, will be exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising was used by the Issuer or, to the best of its knowledge, any other Person acting on its behalf, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Issuer nor any Person acting on behalf of the Issuer has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or any other similar security of the Issuer except as contemplated by this Agreement. Neither the Issuer nor any Person acting on its behalf has, in connection with the offering of the Securities, engaged in any action that would require the registration under the Securities Act of the offering and sale of the Securities pursuant to this Agreement.

          SECTION 3.07. AUTHORIZATION TO DO BUSINESS. The Issuer and its Subsidiaries (i) possess all licenses, certificates, authorizations, approvals and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, as presently conducted, excepting any license, certificate, authorization, approval or permit, the failure to possess which, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (ii) have not received any notice of proceedings relating to revocation or modification of any such license, certificate, authorization, approval or permit, nor is the Issuer or any of its Subsidiaries in violation of, or in default under, any such license, authorization, approval or permit or any decree, order, judgment applicable to the Issuer or its Subsidiaries the effect of which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.08.  COMPLIANCE  WITH LAWS.  Except as set forth on SCHEDULE
3.08 hereto and except as would not have a Material Adverse Effect, the business of the Issuer and each of the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, county and local ordinances, statutes, rules, regulations and laws (collectively "Laws").

          SECTION 3.09. LITIGATION. Except as set forth on SCHEDULE 3.09 hereto, there are no pending actions, suits, proceedings, arbitrations or investigations against or affecting the Issuer or any of its Subsidiaries or any of their respective properties, assets or operations, or with respect to which the Issuer or any such Subsidiary is responsible by way of indemnity or otherwise (a "Material Claim") that, if there is an adverse decision, could singly, or in the aggregate, with all such other actions, suits, investigations or proceedings, have a Material Adverse Effect, and, to the knowledge of the Issuer, no such actions, suits, proceedings or investigations are threatened.

          SECTION 3.10. PROPERTIES. Except as described in SCHEDULE 3.10 hereto, the Issuer and its Subsidiaries have good and marketable title to all their material property and assets, free and clear of all Liens except (a) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's, or other like Liens arising in the ordinary course of business with respect to moneys not yet due and payable; (b) Liens for current Taxes not yet due and payable or which are being contested in good faith and by proper procedures; or
(c) Liens or minor imperfections of title that do not materially interfere with the use or materially detract from the value of such property.

          SECTION 3.11. TAX MATTERS. The Issuer and its Subsidiaries have filed all Tax Returns required to be filed and are not in default in the payment of any Taxes which were payable pursuant to such returns or any assessments in respect thereof, other than any which the Issuer or any such Subsidiary is contesting in good faith by proper procedures.

          SECTION  3.12.  PATENTS  AND  TRADEMARKS.  Each of the  Issuer and its
Subsidiaries has sufficient right, title and ownership of all patents, trademarks, service marks, trade names, copyrights, licenses with respect to the foregoing, information, proprietary rights and processes, or shall be able to obtain all such licenses and other authority necessary or useful for the lawful conduct of its business as it is contemplated to be conducted, without any known conflicts with the rights of others. No stockholder, officer, director or employee of the Issuer or any Subsidiary owns any rights therein which are competitive with those to be owned or used by the Issuer and any Subsidiaries. Neither the Issuer nor any Subsidiary has been sued or charged with any infringement of any patent, license or permit or has knowledge of any basis for any such claim.

          SECTION 3.13. LABOR MATTERS. (a) Neither the Issuer nor any Subsidiary is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Issuer or any Subsidiary.

          (b) No employees of the Issuer or any Subsidiary are represented by any labor organization. No labor organization or group of employees of the Issuer or any Subsidiary has made a demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Issuer, threatened to be brought or filed, with the NLRB or any other labor relations tribunal or authority. To the knowledge of the Issuer, there are no organizing activities involving the Issuer or any Subsidiary pending with, or threatened by, any labor organization.

          (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Issuer, threatened against or involving the Issuer or any Subsidiary. Except as would not result in any Material Adverse Effect, there are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Issuer, threatened by or on behalf of any employee or group of employees of the Issuer or any Subsidiary.

          SECTION  3.14.  ENVIRONMENTAL  MATTERS.  (a)  Except  as set  forth in
SCHEDULE 3.14, (i) each of the Issuer and the Subsidiaries is in material compliance with all Environmental Laws and (ii) neither the Issuer nor any Subsidiary has received any written communication from a governmental authority with respect to such compliance or the failure thereof.

          (b) Except as set forth in SCHEDULE 3.14, (i) there is no civil, criminal or administrative action, claim, demand, investigation or notice relating to a violation of an Environmental Law (an "Environmental Claim") pending or, to the knowledge of the Issuer, threatened and (ii) to the knowledge of the Issuer, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any chemical, pollutant, contaminant, waste, toxic substance, petroleum or petroleum product, that would form the basis of any Environmental Claim, in either case (A) against the Issuer or any
Subsidiary, (B) against any person or entity whose liability for any Environmental Claim the Issuer or any Subsidiary has or may have retained or assumed either contractually or by operation of law, or (C) involving any real or personal property which the Issuer or any Subsidiary owns, leases or manages except, in each case, as would not have a Material Adverse Effect.

          SECTION 3.15. INSURANCE. The Issuer and its Subsidiaries, in the reasonable determination of the Issuer's management, maintain with financially sound and reputable insurers insurance against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or a similar business and similarly situated, and of such types and in such amounts as is customarily carried under similar circumstances by such other corporations.

          SECTION 3.16. YEAR 2000. The Issuer has engaged in a review of the hardware and software products used by the Issuer and the Subsidiaries in their businesses (collectively, the "SOFTWARE") which it believes to be adequate to identify any material deficiency in "Year 2000 Capabilities". "Year 2000 Capabilities" means the ability of the Software (i) to manage and manipulate data involving dates, including single century formulas and multi-century formulas, and to not generate incorrect values or invalid results involving such dates, (ii) to provide that all date-related user interface functionalities and data fields include the indication of century, and (iii) to provide that all date-related data interface functionalities include the indication of century. The Issuer is taking appropriate steps to identify exposure to deficiencies in Year 2000 Capabilities resulting from the Year 2000 Capabilities of its vendors, and to address them on a timely basis. In addition, the Issuer believes that it has adequate resources to cause its Software to include Year 2000 Capabilities which currently may not contain them and that the costs of causing its Software to include Year 2000 Capabilities will not be material to the Issuer's consolidated financial position, results of operations or cashflows.

          SECTION 3.17. CERTAIN EXISTING AGREEMENTS. Except as disclosed in any document or report filed by the Issuer with the Securities and Exchange Commission or on SCHEDULE 3.17 hereto, as of the date hereof and as of the Closing Date: (i) there are and will be no agreements providing for encumbrances or restrictions that would be grandfathered under Section XI(C) of the Certificate of Designations, (ii) there is and will be no outstanding Indebtedness that would be grandfathered under Section XI(A)(a) of the Certificate of Designations, and (iii) there are and will be no agreements with any Affiliate (as defined in the Certificate of Designations) or any stockholder agreements (including registration rights agreements or related purchase agreements) that would be grandfathered pursuant to Section XI(E) of the Certificate of Designations.

          SECTION 3.18. FINANCIAL INFORMATION. (a) The Issuer has furnished to the Purchaser the audited consolidated financial statements of the Issuer dated as of December 31, 1998 and for the year then ended, and the unaudited consolidated financial statements for the fiscal quarter ended March 31, 1999 (collectively, the "FINANCIALS"). The Financials have been prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and are complete and correct in all material respects. The Financials fairly represent the Issuer's consolidated financial position as of the dates of the balance sheets included in the Financials and its consolidated results of operations for the periods indicated therein. There are no omissions from the Financials or any other facts or circumstances not reflected in the Financials which are or may be material according to GAAP.

          (b) Except as and to the extent expressly set forth in the Financials, or the notes, schedules or exhibits thereto, or as disclosed in the documents filed by the Issuer with the Securities and Exchange Commission, (i) as of March 31, 1999 (the "BALANCE SHEET DATE"), neither the Issuer nor its Subsidiaries had any material liabilities or obligations (whether absolute, contingent, accrued or otherwise) that would be required to be included on a balance sheet or in the notes, schedules or exhibits thereto prepared in accordance with GAAP, (ii) since the Balance Sheet Date, the Issuer and its Subsidiaries have not incurred any such material liabilities or obligations other than in the normal course of business and (iii) since December 31, 1998, no event has occurred that has resulted in or is reasonably likely to result in a Material Adverse Effect.

          SECTION 3.19. DISCLOSURE. The Issuer has provided the Purchaser with disclosure about its and its Subsidiaries' business that in the aggregate did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements in such disclosure not misleading.

          SECTION 3.20. INVESTMENT COMPANY ACT. The Issuer is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          SECTION 3.21. BROKERS. No brokerage or finder's commissions or fees are payable in connection with the transactions contemplated by this Agreement, and the Issuer shall defend, indemnify and hold the Purchaser harmless from and against any liability, loss or expense (including, without limitation, reasonable attorneys fees) arising in connection with any claim for any such commissions.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Issuer as follows:

          SECTION 4.01. ORGANIZATION. It is duly organized and existing under the laws of its jurisdiction of organization.


          SECTION 4.02. AUTHORITY; NO OTHER ACTION. (a) The execution, delivery and performance of this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement and the Preferred Stock Registration Rights Agreement are within its powers and have been duly authorized on its part by all requisite corporate action.

          (b) No action by or in respect of, or filing with, any governmental authority, agency or official is required for the execution, delivery and performance by the Purchaser of this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement or the Preferred Stock Registration Rights Agreement.

          SECTION 4.03. NO CONFLICT. The execution, delivery and performance by it of this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement and the Preferred Stock Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate its charter, bylaws or similar organizational documents or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, which violation would (a) affect the validity of this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement or the Preferred Stock Registration Rights Agreement or (b) individually or in the aggregate impair the ability of the Purchaser to perform in any material respect the obligations which it has under this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement or the Preferred Stock Registration Rights Agreement.

          SECTION 4.04. BINDING EFFECT. This Agreement, the Warrant Agreement, Warrant Registration Rights Agreement and the Preferred Stock Registration Rights Agreement have been duly authorized, executed and delivered by it and, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law), constitute valid and binding agreements of the Purchaser enforceable in accordance with their respective terms.

          SECTION 4.05. NO DEFAULTS. It is not in violation of its charter, bylaws or similar organizational documents or in default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, which violation or default (i) would affect the validity of this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement or the Preferred Stock Registration Rights Agreement or (ii) would (individually or in the aggregate) impair the ability of the Purchaser to perform in any material respect the obligations which it has under this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement or the Preferred Stock Registration Rights Agreement.

          SECTION 4.06. PRIVATE PLACEMENT. (a) It understands that (i) the offering and sale of the Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and (ii) there is no existing public or other market for any of the Securities and there can be no assurance that it will be able to sell or dispose of such Securities purchased by it pursuant to this Agreement.

          (b) It is an "Accredited Investor" as such term is defined in Regulation D.

          (c) It has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and it is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities.

          (d) It has had access to the management and records of the Issuer and has been furnished with all the information that it has requested from the Issuer for determining whether to purchase the Securities and has been given the opportunity to ask questions of, and receive answers from, management of the Issuer regarding its business and affairs and concerning the terms and conditions of the Securities and other related matters.

          (e) It understands that the Securities and the shares of Common Stock issuable upon exercise of the Warrants are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Issuer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, it represents that it is familiar with SEC
Rules 144 and 144A, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.



                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING


          SECTION 5.01. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the Purchaser to purchase the Securities to be purchased by it hereunder is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) each of the representations and warranties of the Issuer contained herein shall be true and correct in all material respects on and as of such Closing Date and the Purchaser shall have received a certificate attesting thereto signed by the President or a Vice President of the Issuer;

          (b) there shall not have occurred and there shall not otherwise exist any condition, event or development having, or likely to have (in the reasonable judgment of the Purchaser), a Material Adverse Effect;

          (c) the Purchaser shall have received an opinion from Shearman & Sterling, special counsel to the Issuer, and an opinion from Kelley, Drye & Warren LLP, counsel to the Issuer, each dated the Closing Date, in form reasonably satisfactory to the Purchaser;

          (d) the Secretary or an Assistant Secretary of the Issuer shall have delivered to the Purchaser at the Closing Date a Certificate dated as of the Closing Date certifying: (i) that attached thereto is a true and complete copy of the bylaws of the Issuer as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Issuer authorizing the execution, delivery and performance of this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Preferred Stock Registration Rights Agreement, the Certificates of Amendment, Amendment No. 5, the issuance, sale and delivery of the Securities, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement and the Preferred Stock Registration Rights Agreement (iii) that attached thereto is a true and complete copy of all resolutions adopted by the stockholders of the Issuer approving the amendments to the Certificates of Designations and authorizing the filing of the Certificates of Amendment; (iv) that attached thereto is a true and complete copy of the Charter as in effect on the date of such certification; and (v) to the incumbency and specimen signature of certain officers of the Issuer;

          (e) all corporate and other proceedings to be taken by the Issuer in connection with the transactions contemplated by this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Preferred Stock Registration Rights Agreement and Amendment No. 5, and all documents reflecting or evidencing such proceedings shall be reasonably satisfactory in scope, form and substance to the Purchaser and its legal counsel, and the Purchaser and its legal counsel shall have received all such duly executed counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

          (f) the Purchaser shall have received duly executed and authenticated certificates representing the Series E Unit being purchased by it pursuant hereto;

          (g) the Certificates of Amendment shall have been duly filed with the Secretary of State of Delaware and shall be in full force and effect;

          (h) the Purchaser shall have received the Warrant Registration Rights Agreement duly executed by the Issuer;

          (i) the Purchaser shall have received the Preferred Stock Registration Rights Agreement duly executed by the Issuer;

          (j) the Purchaser shall have become an Additional Purchaser under the Existing Warrant Agreement for the purpose of receiving 30,844 warrants thereunder;

          (k) the Existing Warrant Agreement shall have been amended to provide for the issuance to the Purchaser, unless certain conditions are met, of a number of Springing Warrants equal to (1) 227,273 plus the total number of Warrants held by the Purchaser on the date hereof, multiplied by a fraction, the numerator of which shall be the aggregate liquidation preference of the Purchaser's Preferred Stock and the denominator of which shall be the aggregate liquidation preference of all outstanding shares of Series E Preferred Stock and Series F Preferred Stock on the date hereof, LESS (2) the number of Warrants held by the Purchaser on the date hereof; and

          (l) the Issuer shall have paid to the Purchaser all fees and expense reimbursements required to be so paid on or prior to the Closing Date pursuant to the terms of this Agreement or the fee letters being executed and delivered concurrently with the execution and delivery of this Agreement.

          SECTION 5.02. CONDITIONS TO ISSUER'S OBLIGATIONS. The obligations of the Issuer to issue and sell the Securities to the Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) the representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date;

          (b) the Issuer shall have received from the Purchaser by wire transfer (of immediately available funds) to an account designated by the Issuer in writing delivered to the Purchaser, the consideration referred to in
     Section 2.01;

          (c) the Purchaser shall have become an Additional Purchaser under the Existing Warrant Agreement; and

          (d) the Certificates of Amendment shall have been duly filed with the Secretary of State of Delaware and shall be in full force and effect.

                                   ARTICLE VI

                                    COVENANTS

          SECTION 6.01. COVENANTS OF THE ISSUER.

          (a) ANNOUNCEMENTS. No party or any Affiliate (as defined in the Certificate of Designations), officer or agent of the parties hereto shall make any announcement concerning the transactions contemplated hereby without the other parties' consent, which consent may be withheld in their sole discretion; provided, however, that any party or such Affiliate, officer or agent may make any announcements required by applicable law so long as the text of such announcement shall have been provided to the parties hereto prior to the making of such announcement. The parties agree to consult with each other with respect to announcements concerning the transactions contemplated hereby.

          (b) SECURITIES. The Issuer hereby covenants that from and after the date hereof and so long as the Purchaser owns any Securities, the Issuer shall:

          (i) EXCHANGE OF CERTIFICATES. Upon surrender by the holder of any certificates representing Securities (or securities issued upon exchange, conversion or exercise thereof) for exchange or reissuance at the office of the Issuer, cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Securities (or securities issued upon exchange, conversion or exercise thereof) represented by the certificates so surrendered and registered as such holder may request, subject to the provisions thereof.

          (ii) REPLACEMENT OF CERTIFICATES. Upon receipt by the Issuer of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of any certificate evidencing any of the Securities (or securities issued upon exchange, conversion or exercise thereof), and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to the Issuer, and upon the surrender and cancellation of such certificate, if mutilated, the Issuer shall make and deliver in lieu of such certificate a new certificate for the number of Securities (or securities issued upon exchange, conversion or exercise thereof), as the case may be, evidenced by such lost, stolen, destroyed or mutilated certificate which remains outstanding. The Purchaser's (which term does not include any successors or assigns of the Purchaser) agreement of indemnity shall constitute indemnity satisfactory to the Issuer for the purposes of this Section 6.01(b) without the need of any further surety or bond.

          (iii) GOVERNMENT AND OTHER APPROVALS. Promptly prepare, submit and file with all public and governmental authorities, all applications, notices, registrations, certificates, statements and such other information, documents and instruments as may be required pursuant to any federal, state or local law or rule or regulation of the National Association of Securities Dealers, Inc. or any securities exchange, in connection with the consummation of the transactions contemplated by this Agreement, including the effect of any dividends, exchange or conversion rights, anti-dilution provisions or Board control contemplated by the terms of the Securities or other securities of the Issuer which may be acquired by the Purchaser pursuant to this Agreement. The Issuer shall use its best efforts to obtain any necessary consents or approvals from any authority in connection with the consummation of the transactions contemplated by this Agreement, including the effect of any dividends, exchange or conversion rights, anti-dilution provisions or Board control contemplated by the terms of the Securities.

          (c) ACCESS AND CONFIDENTIALITY. Prior to the Closing Date, the Issuer shall (and shall cause each of its Subsidiaries to) afford the Purchaser and its representatives reasonable access during normal business hours to its properties, books, contracts and records and personnel and advisors and the Issuer shall (and shall cause each of the Subsidiaries to) furnish promptly to the Purchaser all information concerning its business properties and personnel as the Purchaser or its representatives may reasonably request, provided that any review will be conducted in a way that will not interfere unreasonably with the conduct of the Issuer's business.

          (d) REPORTS TO HOLDERS. At all times, upon the request of the Purchaser so long as the Purchaser owns any Securities, the Issuer shall supply to the Purchaser such financial and other information as the Purchaser may reasonably determine to be necessary in order to permit compliance with Rule 144A in connection with a resale or a proposed resale of any of the Securities.

          (e) RESERVATION OF SERIES E PREFERRED STOCK. Issuer shall use its reasonable best efforts within one year after the Closing Date to amend its Charter to increase the number of authorized shares of the Issuer's preferred stock and amend the Certificate of Designations in order to provide for the reservation of, and the Issuer hereby agrees to reserve, a sufficient number of authorized but unissued shares of Series E Preferred Stock to provide for the payment of all dividends that may accrue on the shares of Series E Preferred Stock (including the Preferred Stock) then outstanding in additional shares of Series E Preferred Stock.


                                   ARTICLE VII

                                  MISCELLANEOUS


          SECTION 7.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party by certified first class mail at its address with a return receipt requested, by Federal Express or similar overnight mail service with signature required for receipt, or by telecopy at the telecopier number set forth below or such other address or telecopier number as such party may hereinafter specify in writing for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate electronic confirmation is received and a copy of such notice is sent by overnight mail service or (ii) if given by mail or overnight courier, 72 hours after such communication is deposited in the mails with first class postage prepaid or given to overnight courier service, addressed as aforesaid.

                  Issuer:      KMC Telecom Holdings, Inc.
                               1545 Route 206, Suite 300
                               Bedminster NJ 07921
                               Attn: James D. Grenfell
                                     Chief Financial Officer
                               Fax: (908) 719-8776

                  Purchaser:   First Union Investors, Inc.
                               1 First Union Center,
                               5th Floor
                               301 South College
                               Charlotte, NC  28288
                               Attn: L. Watts Hamrick, III
                               Fax:  (704) 374-6711


          SECTION 7.02. NO WAIVERS. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 7.03. SUCCESSORS AND ASSIGNS. The Purchaser may assign its rights hereunder without the consent of the Issuer to any transferee of any of the Securities. Otherwise, no party to this Agreement may assign any of its rights or obligations hereunder to any person except with the prior written consent of the other parties hereto (which consent may not be unreasonably withheld). This Agreement shall be binding upon the Issuer and the Purchaser and their respective successors and assigns.

          SECTION 7.04. NEW YORK LAW. This Agreement shall be governed by the laws of the State of New York.

          SECTION 7.05. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other hereto.

          SECTION 7.06. ENTIRE AGREEMENT. This Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Preferred Stock Registration Rights Agreement, Amendment No. 5, the fee letters and the other side letters being executed and delivered concurrently with the execution and delivery of this Agreement, the Certificates of Amendment and the Certificate of Designations constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement and the documents referred to in the preceding sentence supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

          SECTION 7.07. EXPENSES. Whether or not the transactions contemplated in this Agreement shall be consummated, the Issuer shall pay the Purchaser's reasonable out-of-pocket expenses on demand arising in connection with the execution and delivery of this Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Preferred Stock Registration Rights Agreement, Amendment No. 5, the Certificates of Amendment and the Certificate of Designation (collectively, the "Transaction Documents") and the purchase of the Securities, including, without limitation: (i) the reasonable fees and expenses of counsel to the Purchaser in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated therein, and (ii) costs and expenses, including reasonable attorneys fees and expenses and the fees and expenses of any other special or financial advisors, incurred in connection with any bankruptcy or insolvency of the Issuer or in connection with any workout or restructuring of any of the transactions contemplated in the Transaction Documents. The obligations of the Issuer under this Section 7.07 shall survive any transfer of any of the Securities by the Purchaser or any subsequent holder thereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.


                                       KMC Telecom Holdings, Inc


                                       By:   /s/ James D. Grenfell
                                          --------------------------------------
                                          Name:   James D. Grenfell
                                          Title:  Chief Financial Officer



                                       First Union Investors, Inc.


                                       By:   /s/ Pearce Landry
                                          --------------------------------------
                                          Name:  Pearce A. Landry
                                          Title: Vice President

                                    EXHIBIT A

                 Form of Certificate of Amendment to Certificate
                  of Designations of Series A Preferred Stock

                                    EXHIBIT B

                 Form of Certificate of Amendment to Certificate
                  of Designations of Series C Preferred Stock

                                    EXHIBIT C

                 Form of Certificate of Amendment to Certificate
                  of Designations of Series D Preferred Stock

                                    EXHIBIT D

                 Form of Certificate of Amendment to Certificate
                  of Designations of Series E Preferred Stock

                                    EXHIBIT E

                 Form of Certificate of Amendment to Certificate
                  of Designations of Series F Preferred Stock

                                  Schedule 3.01

                  -------------------------------------------------------------


                                  Schedule 3.02

                  -------------------------------------------------------------


                                  Schedule 3.08

                  -------------------------------------------------------------


                                  Schedule 3.09

                  -------------------------------------------------------------

                                  Schedule 3.10

                  -------------------------------------------------------------


                                  Schedule 3.14

                  -------------------------------------------------------------


                                  Schedule 3.17

                  -------------------------------------------------------------

                                  SCHEDULE 3.01

(A)  SUBSIDIARIES:
     -------------

     KMC Telecom Inc.
     KMC Telecom II, Inc.
     KMC Telecom III Holdings, Inc.
     KMC Telecom of Virginia, Inc. (wholly owned subsidiary of KMC Telecom Inc.) KMC Telecom Leasing I LLC (wholly owned subsidiary of KMC Telecom
     KMC Telecom Leasing II LLC (wholly owned subsidiary of KMC Telecom II,
     Inc.)
     KMC Telecom III, Inc. (wholly owned subsidiary of KMC Telecom Holdings III, Inc.)
     KMC Telecom Leasing III LLC (wholly owned subsidiary of KMC Telecom III, Inc.)

(B) LIENS, SECURITY INTERESTS, CHARGES, ENCUMBRANCES ON CAPITAL STOCK OF SUBSIDIARIES
     --------------------------------------------------------------------

     (1) Pledge Agreement dated December 22, 1998 by Issuer in favor of AT&T Commercial Finance Corporation, as Collateral Agent, with respect to the Capital Stock of KMC Telecom Inc. and KMC Telecom II, Inc.

     (2) Pledge Agreement dated December 22, 1998 by KMC Telecom Inc. in favor of AT&T Commercial Finance Corporation, as Collateral Agent, with respect to one hundred percent (100%) of the Capital Stock of KMC Telecom of Virginia, Inc. and one hundred percent (100%) of the membership interests of KMC Telecom Leasing I LLC.

     (3) Pledge Agreement dated December 22, 1998 by KMC Telecom II, Inc. in favor of AT&T Commercial Finance Corporation, as Collateral Agent, with respect to one hundred percent (100%) of the membership interests of KMC Telecom Leasing II LLC.

     (4) Pledge Agreement dated February 4, 1999 by KMC Telecom III Holdings, Inc. in favor of the Collateral Agent (as defined therein), with respect to one hundred percent (100%) of the Capital Stock of KMC Telecom III, Inc.

     (5) Pledge Agreement dated February 4, 1999 by KMC Telecom III, Inc. in favor the Collateral Agent (as defined therein), with respect to one hundred percent (100%) of the membership interests of KMC Telecom Leasing III LLC.

                                  SCHEDULE 3.02
                                  -------------

(A)      HOLDERS OF COMMON STOCK
         -----------------------


         HOLDER                                           CURRENT SHARES
         ------                                           --------------

         Harold N. Kamine and family trusts                   573,835
         KMC Telecommunications L.P.                           40,000
         AT&T Credit Corporation                            203,288.5
         First Union National Bank                            6,917.5
         Nassau Capital Partners L.P.                          13,835
         D'Amico Family Partners, L.P.                         14,800


(B)  CONVERTIBLE SECURITIES

     (1)  Series A Preferred Stock is convertible into Common Stock.

     (2)  Series C Preferred Stock is convertible into Common Stock.

     (3)  Series F Preferred Stock is convertible into Series E Preferred Stock.



(C)  SUBSCRIPTION, OPTION, WARRANT RIGHTS

     (1) Warrants dated as of October 31, 1997 issued to General Electric Capital Corporation ("GECC") currently exercisable for 10,000 shares of Common Stock. (the "GECC WARRANTS")

     (2) Warrants issued in connection with the Issuer's January 29, 1998 High Yield Debt Offering exercisable for 110,385 shares of Common Stock (the "HIGH YIELD WARRANTS")

     (3) Options to purchase up to 262,500 shares of Common Stock granted pursuant to the Issuer's 1998 Stock Purchase and Option Plan for Key Employees of KMC Telecom Holdings, Inc. and Affiliates.

     (4) Warrants issued pursuant to the Warrant Agreement, dated as of February 4, 1999, between the Issuer, Newcourt Commercial Finance Corporation ("Newcourt"), Lucent Technologies Inc. ("Lucent") (together, the "Purchasers"), and The Chase Manhattan Bank, as Warrant Agent, exercisable for 18,226.76 shares of Common Stock, and 6,432.86 shares of Common Stock, respectively (the "SERIES E & F WARRANTS").

(D)  REPURCHASE RIGHTS, PUTS, VOTING RIGHTS, RIGHTS OF FIRST REFUSAL

     (1) Amended and Restated Stockholders Agreement, dated as of October 31, 1997 among Issuer, Nassau Capital Partners L.P. ("Nassau Capital") , NAS Partners I, L.L.C. ("NAS"), Harold N. Kamine ("HNK"), KMC Telecommunications LP, AT&T Credit Corporation, CoreStates Bank, N.A., General Electric Capital Corporation ("GECC") and CoreStates Holdings, Inc., as amended (the "STOCKHOLDERS AGREEMENT") contains:

          (i)      put rights;
          (ii)     agreements as to voting;
          (iii)    rights of first refusal;
          (iv)     registration rights; and
          (v)      preemptive and/or anti-dilutive rights.

     (2)  The GECC Warrant contains preemptive and/or anti-dilutive rights.

     (3) Amended and Restated Note Purchase and Investment Agreement dated as of October 22, 1996 by and among KMC Telecom Inc., Nassau Capital, NAS and HNK, as amended through the Amendment and Assignment of Amended and Restated Note Purchase and Investment Agreement dated as of September 22, 1997 by and among KMC Telecom Inc., Nassau Capital, NAS, HNK and the Issuer, as amended (the "Investment Agreement") contains preemptive and/or anti-dilutive rights.

(4) The High Yield Warrants contain preemptive and/or anti-dilutive rights and registration rights.

     (5) The Warrant Agreement, dated as of January 29, 1998, between the Issuer and The Chase Manhattan Bank, as Warrant Agent, and applicable to the High Yield Warrants (the "High Yield Warrant Agreement") contains certain anti-dilutive rights.

     (6) The Warrant Registration Rights Agreement, dated as of January 26, 1998, between the Issuer and Morgan Stanley & Co. Incorporated and applicable to the High Yield Warrants contains registration rights.

     (7) The Warrant Agreement, dated as of February 4, 1999, between the Issuer, Newcourt Commercial Finance Corporation ("Newcourt"), Lucent Technologies Inc. ("Lucent") (together, the "Purchasers"), and The Chase Manhattan Bank, as Warrant Agent, and applicable to the Series E & F Warrants (the "Series E & F Warrant Agreement") contains certain anti-dilutive rights.

     (8) The Warrant Registration Rights Agreement, dated as of February 4, 1999, between the Issuer, Newcourt, and Lucent and applicable to the Series E & F Warrants contains registration rights.

     (9) The Series A Preferred Certificate of Designations contains conversion rights, preemptive and/or anti-dilutive rights and voting rights.

     (10) The Series C Preferred Certificate of Designations contains conversion
          rights,   preemptive  and/or  anti-dilutive   rights,  voting  rights,
          redemption rights.

     (11) The Series E Preferred Certificate of Designations contains conversion
          rights,   preemptive  and/or  anti-dilutive   rights,  voting  rights,
          redemption rights.

     (12) The Series F Preferred Certificate of Designations contains conversion
          rights,   preemptive  and/or  anti-dilutive   rights,  voting  rights,
          redemption rights.

     (13) The Issuer's Amended and Restated Certificate of Incorporation.

                                  SCHEDULE 3.08
                                  -------------


(A)      COMPLIANCE WITH LAWS
         --------------------

         NO EXCEPTIONS.

                                  SCHEDULE 3.09
                                  -------------

(A)  LITIGATION

     I-NET

     By letter dated August 29, 1997, KMC Telecom Inc. (the "Company") notified I-Net, Inc. ("I-NET") that the Company considered I-NET to be in default under a Master Telecommunications System Rollout Agreement dated as of October 1, 1996 (the "I-NET Agreement"), pursuant to which I-NET had agreed to manage construction of telephone systems for the Company in several cities, including the preparation of design plans and specifications for each system. The Company considered I-NET to be in default as a result of I-NET's failure to provide design plans and specifications for several systems for which it had agreed to provide such plans and specifications, to properly supervise construction of the systems or to provide personnel with the necessary expertise to manage the projects. By letter dated October 27, 1997, I-NET demanded payment of all amounts it alleged were due under the I-NET Agreement and an alleged related agreement (aggregating $4.1 million) and stated that it would invoke the arbitration provisions under the I-NET Agreement if the parties could not agree as to the amount due and payment terms on or before November 27, 1997. By letter dated December 1, 1997, I-NET extended its deadline for reaching agreement to December 15, 1997. Although the Company and I-NET conducted discussions they were unable to reach an agreement and on February 12, 1998, the Company received a demand for arbitration from Wang Laboratories, Inc. ("Wang"), the successor to I-NET. The demand seeks at least $4.1 million. The Company believes that it has meritorious defenses to Wang's claims and has asserted counterclaims seeking in excess of $2.5 million as a result of I-NET's defaults under the I-NET Agreement. The arbitration proceedings are currently under way. The Company believes that resolution of this matter will not have a material adverse impact on its financial condition. No assurance can be given, however, as to the ultimate resolution of this matter.

     U S WEST Communications, Inc.

     In May 1997, KMC Telecom Inc. ("KMC") and U S WEST entered into an agreement to interconnect their telephone systems so that KMC could supply local telephone service to customers in selected areas of Minnesota. KMC and U S WEST submitted their agreement to the Minnesota Public Utilities Commission ("PUC") for approval. As a condition of approving the agreement, the Public Utilities Commission required that the agreement be modified in three ways: (1) elimination of a provision stating that a customer that was in arrears on payment to one company could not retain the same phone number if it switched its service to another company; (2) addition of a provision requiring U S WEST to get permission from the PUC before terminating the interconnection with KMC; and (3) addition of a provision specifying that KMC must give a ten day notice to its customers prior to terminating their service. Using the procedure required under federal law, U S WEST appealed the PUC's decision by filing a lawsuit in federal district

                                  SCHEDULE 3.09
                                  -------------
                                   (CONTINUED)


     court in Minneapolis, Minnesota, naming both the PUC and KMC as defendants. KMC is merely a nominal defendant in this action and has not taken a position on any of the issues on appeal, and it is local counsel's understanding that KMC believes that the ultimate outcome of this litigation will not have a significant effect on KMC's business in Minnesota.

     MFS Communications Company

     KMC Telecom Inc.'s ("KMC") interconnection agreement with U S WEST is based upon U S WEST's virtually identical interconnection agreement with MFS Communications Company ("MFS"; now owned by MCI WorldCom), which U S WEST has appealed to the federal district court in Minneapolis for judicial review in a parallel lawsuit. KMC's agreement provides that any changes in MFS' agreement necessitated by the outcome of the MFS appeal may need to be made to the KMC agreement. U S WEST asserts in its appeal of the MFS agreement that the Minnesota Public Utilities Commission erred in approving contract provisions allegedly violating the Telecommunications Act that:
     (1) set an interim rate for purchase of U S WEST unbundled loops; (2) set a rate for transport and termination of local exchange telecommunications traffic; (3) establish a method for cost recovery of interim number portability services; (4) compel U S WEST to recombine unbundled network elements for competitor purchase; (5) allow a single point of interconnection between carriers; and (6) set a discount for purchase of U S WEST wholesale services. KMC cannot quantify at this time the potential effect of a successful U S WEST challenge to MFS' agreement. Should U S WEST prevail in its lawsuit against MFS, KMC may be compelled to modify its own agreement with U S WEST and, as a result, pay more for U S WEST interconnection and services, which could have an adverse effect on KMC's operations in Minnesota.

     Alabama Directional Boring, Inc.

     On May 1, 1998, the Company received a Complaint in ALABAMA DIRECTIONAL BORING, INC. V. KMC TELECOM INC. (Madison County, Alabama) in which the plaintiff alleged that KMC owes $225,000 pursuant to a contract with the plaintiff to provide directional boring for the placement of underground fiber optic cable. Plaintiff also seeks punitive damages in an unspecified sum. KMC has served an Answer and the parties are engaged in document discovery. On January 5, 1999, the Court issued a Scheduling and Mediation Order, setting a trial date of August 16, 1999 and requiring non-binding mediation to occur prior to that date. Given that discovery has not been completed, we are unable to express an opinion as to the ultimate outcome of this lawsuit.

                                  SCHEDULE 3.09
                                  -------------
                                   (CONTINUED)

     Business Software Alliance

     On March 22, 1999 and April 5, 1999, the Company received letters (the "Letters") from counsel for Business Software Alliance (the "BSA") alleging possible instances of illegal duplication of certain software companies' proprietary software products and requesting that the Company conduct its own company-wide investigation, including an audit of the software on all of the Company's computers at all of its locations and proofs of purchase for that software. By letters dated April 12, 1999 and April 26, 1999, the Company advised counsel for the BSA that it was conducting such investigation and audit and would respond in due course. The Letters indicate that 17 U.S.C. Section 504 allows the recovery of actual or statutory damages; that in the case of willful infringement a court has discretion to award statutory damages up to $100,000 for each copyrighted product that has been infringed; and that attorneys' fees may be recovered by the prevailing party. Because the Company continues to conduct its investigation and audit, it is not in a position to determine the amount of liability to which it may be subject.

     Industry Lawsuits

     There are a number of lawsuits related to the Telecommunications Act of 1996, decisions of the FCC related thereto and rules and regulations issued thereunder which may affect the rights, obligations and business of ILECs, CLECs and other participants in the telecommunications industry in general, including the Company.

                                  SCHEDULE 3.10
                                  -------------

(A)  LIENS ON PROPERTY

     (1) Pursuant to a Loan and Security Agreement, dated December 22, 1998, among KMC Telecom Inc., KMC Telecom II, Inc., KMC Telecom of Virginia, Inc., KMC Telecom Leasing I LLC, KMC Telecom Leasing II LLC (collectively, the "Borrowers"), the Lenders (as defined therein), First Union National Bank, as Agent, and AT&T Commercial Finance Corporation, as Collateral Agent (the "Newcourt Facility") the Borrowers have granted to AT&T Commercial Finance Corporation, as Collateral Agent, a right of setoff against and a continuing security in and to all of their respective tangible and intangible personal property, fixtures and real property leasehold and easement interests, whether currently owned or acquired after December 22, 1998, subject to certain exceptions.

     (2) Pursuant to a Loan and Security Agreement, dated as of February 4, 1999, among KMC Telecom III, Inc., KMC Telecom Leasing III, LLC (collectively, the "Borrowers"), the Lenders (as defined therein), Lucent Technologies, Inc., as Agent, and the Collateral Agent (as defined therein) (the "Lucent Facility"), the Borrowers have granted to the Collateral Agent (as defined therein), a right of setoff against and a continuing security in and to all of their respective tangible and intangible personal property, fixtures and real property leasehold and easement interests, whether currently owned or acquired after February 4, 1999, subject to certain exceptions.

                                  SCHEDULE 3.14
                                  -------------


(A)  ENVIRONMENTAL MATTERS

     NO EXCEPTIONS.

                                  SCHEDULE 3.17
                                  -------------

(A)  ENCUMBRANCES AND RESTRICTIONS

     (1)  The Newcourt Facility.

     (2) Guaranty dated December 22, 1998, executed by Issuer in favor of AT&T Commercial Finance Corporation, as Collateral Agent pursuant to the Newcourt Facility.

     (3)  The Lucent Facility.

     (4) Guaranty dated February 4, 1999, executed by KMC Telecom III Holdings, Inc. in favor of the Collateral Agent (as defined), in connection with the Lucent Facility.

     (5)  Series A Preferred Certificate of Designations.

     (6)  Series C Preferred Certificate of Designations.

     (7)  Series E Preferred Certificate of Designations.

     (8)  Series F Preferred Certificate of Designations.


(B)  OUTSTANDING INDEBTEDNESS

     (1)  The Newcourt Facility.

     (2)  The Lucent Facility.

     (3) Indebtedness pursuant to the Issuer's January 1998 High Yield Debt Offering.

     (4) Indebtedness pursuant to the Issuer's February 4, 1999 Series E & F Senior, Redeemable, Exchangeable PIK Preferred Stock and Warrant transaction.

     (5) Guaranty dated December 22, 1998, executed by the Issuer in favor of AT&T Commercial Finance Corporation, as Collateral Agent in connection with the Newcourt Facility.

     (5) Guaranty dated February 4, 1999, executed by the Issuer in favor of the Collateral Agent (as defined), in connection with the Lucent Facility.

     (6) Guaranty dated February 4, 1999, executed by KMC Telecom III Holdings, Inc. in favor of the Collateral Agent (as defined), in connection with the Lucent Facility.

                                  SCHEDULE 3.17
                                  -------------
                                   (CONTINUED)



(C)  AFFILIATE TRANSACTIONS

     (1) Those transactions set forth in the section entitled "Certain Relationships and Related Transactions" to the Prospectus contained in that certain Amendment No. 2 to the Registration Statement on Form S-4 of KMC Telecom Holdings, Inc., Registration No. 333-50475, filed with the Securities and Exchange Commission on July 10,1998.

     (2)  The  Issuer  reimbursed  certain  affiliated   companies  for  certain
          administrative services provided to it by such affiliated companies during 1998, and may continue to do so in future years.

     (3) The Board of Directors has approved, and an agreement in principal has been reached, subject to finalization, by which the Issuer has agreed to employ Harold N. Kamine as its Chairman of the Board at a salary of $450,000 per annum for a period of 3 years.

     (4) The Board of Directors has approved, and an agreement in principal has been reached, subject to finalization, to enter into a Services Agreement between the Issuer and KMC Services LLC, dated as of January 1, 1999.

     (5) Letter Agreement dated November 5, 1998 between the Issuer and Kamine Aviation LLC.

     (6) Pursuant to an agreement among the Issuer, Nassau and Harold N. Kamine, for 1998 Nassau received certain fees for financial advisory services and as compensation for the Nassau designees who served on the Issuer's Board of Directors. The Board of Directors has approved, and an agreement in principal has been reached, subject to finalization, to enter into a Financial Advisory Agreement pursuant to which Nassau will be paid $450,000 as a financial advisory fee for 1999.

     (7) Tax Allocation Agreement dated as of December 21, 1998 among the Issuer, KMC Telecom Inc., KMC Telecom II, Inc., KMC Telecom of Virginia, Inc., KMC Telecom III, Inc., KMC Telecom Leasing I LLC, and KMC Telecom Leasing II LLC, as amended by Amendment No. 1 To Tax Allocation Agreement dated as of January 29, 1999.

                                  SCHEDULE 3.17
                                  -------------
                                   (CONTINUED)


     (8) Management Agreement dated as of December 18, 1998 among the Issuer, KMC Telecom Inc., KMC Telecom II, Inc., KMC Telecom of Virginia, Inc., KMC Telecom Leasing I LLC, KMC Telecom II Leasing LLC and KMC Telecom III, Inc., as amended by Amendment No. 1 To Management Agreement dated as of January 29, 1999.